FAM SERIES FUND, INC.

MERCURY GLOBAL ALLOCATION STRATEGY PORTFOLIO

SERIES # 9

FILE # 811-3091

ATTACHMENT 77O

TRADE DATE	DESCRIPTION OF SECURITY	AMOUNT PURCHASED	ISSUE SIZE	LIST OF UNDERWRITERS
8/10/2005	Refco	1,600	25,000,000

Credit Suisse

Goldman Sachs

Banc of America

Merrill Lynch

Deutsche Bank

JP Morgan

Sandler O’Neill

HSBC Securities

William Blair

Harris Nesbitt

CMG Institutional

Samuel A. Ramirez

Muriel Siebert

The Williams Capital

Utendahl Capital Part.

11/30/2005	Platinom Underwriters Hldg Ltd	1,100	7,200,000	Merrill Lynch Goldman Sachs Citigroup Wachovia Dowling & Partners
12/6/2005	XL Capital Ltd.	6,100	32,000,000

Goldman Sachs

Citigroup

JP Morgan

Merrill Lynch

Lehman Brothers

Wachovia Securities

ABN AMRO

Calyon Securities

ING Financial

Banc of America

Deutsche Bank

KeyBanc Capital

UBS Investment

Barclays Capital

HSBC

Lazard Capital Markets

UBS Sec.

Bear Stearns

BNP Paribas

BNY Capital

Comerica Sec.

Dowling & Partners

Mizuho International

PNC Capital

Scotia Capital